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                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER (this "Merger Agreement"), dated as of January 12, 2004, between Fortis, Inc., a Nevada corporation ("Parent"), and Assurant, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Subsidiary").


                                   BACKGROUND

         WHEREAS, Parent is a Nevada corporation named Fortis, Inc. having its address at One Chase Manhattan Plaza, 41st Floor, New York, NY 10005;

         WHEREAS, Subsidiary is a Delaware corporation named Assurant, Inc. having its address at One Chase Manhattan Plaza, 41st Floor, New York, NY 10005;

         WHEREAS, Subsidiary will be the Surviving Corporation (as defined below). The Surviving Corporation will be a Delaware corporation with the name Assurant, Inc., having its address at One Chase Manhattan Plaza, 41st Floor, New York, NY 10005;

         WHEREAS, Parent and Subsidiary have entered into this Merger Agreement for the purpose of moving the Parent's jurisdiction from Nevada to Delaware, which requires the merger of Parent with and into Subsidiary (the "Merger");

         WHEREAS, each of the respective Boards of Directors of Parent and Subsidiary have approved the Merger upon the terms and subject to the conditions set forth in this Merger Agreement; and

         WHEREAS, Parent and Subsidiary desire to set forth the terms of, and also to prescribe various conditions to, the consummation of the Merger;

         NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I.

                                   THE MERGER

                  1.1      The Merger. At the Effective Time (as defined in
Section 1.2 hereof), in accordance with this Merger Agreement, the General Corporation Law of the State of Delaware, as amended (the "DGCL"), and Chapter 92A of the Nevada Revised Statutes, as amended (the "NRS"), Parent shall be merged with and into Subsidiary in the Merger, the separate existence of Parent shall cease and Subsidiary shall continue as the surviving corporation (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation shall possess all

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the rights, privileges, powers and franchises, of a public as well as a private nature, and shall be subject to all debts, liabilities and duties, of Parent and Subsidiary all with the effect set forth in the DGCL and the NRS.

                  1.2      Closing.

                  (a) Unless the Merger Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Article III hereof, the closing (the "Closing") of the Merger shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 or at such other place and on a date and at a time mutually agreeable to the parties hereto. The date and time of such Closing are herein referred to as the "Closing Date."

                  (b) Concurrently with the Closing, the parties hereto will cause the Merger to be consummated by (i) executing and delivering to the Secretary of State of the State of Delaware a certificate of merger in compliance with the DGCL (the "Delaware Certificate of Merger") and (ii) executing and delivering to the Secretary of State of the State of Nevada articles of merger in compliance with Nevada law (the "Nevada Articles of Merger"), and will make all other filings or recordings as may be required under the DGCL and the NRS in connection with the Merger. The Merger shall become effective (the "Effective Time") upon the filing of the Delaware Certificate of Merger and the Nevada Articles of Merger or upon such later time as specified in both the Delaware Certificate of Merger and the Nevada Articles of Merger.

                  1.3 Certificates of Incorporation; Bylaws; Directors and Officers; Name. The Certificate of Incorporation of Subsidiary will be amended and restated prior to the Effective Time in substantially the form attached hereto as Exhibit A (the "Restated Certificate of Incorporation") and as such shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided therein and under the DGCL. The By-Laws of Subsidiary will be amended and restated prior to the Effective Time in substantially the form attached hereto as Exhibit B and as such shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided therein and under the DGCL. The directors of Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Parent immediately prior to the Effective Time shall be initial officers of the Surviving Corporation, in each case until their successors are duly elected and qualified. The name of the Surviving Corporation shall be "Assurant, Inc."

                                   ARTICLE II.

               STATUS AND CONVERSION OF SHARE AND PAYMENT THEREFOR

                  2.1      Conversion of Shares. At the Effective Time:

                  (a) Each share of Class A Common Stock, par value $0.10 per share, of Parent issued and outstanding immediately prior to the Effective Time ("Parent Class A

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Common Stock") shall by virtue of the Merger and without any action on the part of the holder thereof be converted into 10.75882039 validly issued, fully paid shares of Common Stock, par value $0.01 per share, of the Surviving Corporation.


                  (b) Each share of Class B Common Stock, par value $0.10 per share, of Parent issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof be converted into one validly issued, fully paid share of Class B Common Stock, par value $0.01 per share, of the Surviving Corporation with such terms and conditions as shall be set forth in the Restated Certificate of Incorporation.

                  (c) Each share of Class C Common Stock, par value $0.10 per share, of Parent issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof be converted into one validly issued, fully paid share of Class C Common Stock, par value $0.01 per share, of the Surviving Corporation with such terms and conditions as shall be set forth in the Restated Certificate of Incorporation.

                  (d) Each share of Series B Preferred Stock, par value $1.00 per share, of Parent issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof be converted into one validly issued, fully paid share of Series B Preferred Stock, par value $1.00 per share, of the Surviving Corporation with such terms and conditions as shall be set forth in the Restated Certificate of Incorporation.

                  (e) Each share of Series C Preferred Stock, par value $1.00 per share, of Parent issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof be converted into one validly issued, fully paid share of Series C Preferred Stock, par value $1.00 per share, of the Surviving Corporation with such terms and conditions as shall be set forth in the Restated Certificate of Incorporation.

                  (f) All of the shares of common stock of Subsidiary issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof be canceled.

                  2.2 Additional Rights; Taking of Necessary Action; Further Action. Parent and Subsidiary shall each use its best efforts to take all such action as may be necessary or appropriate in order to effectuate the Merger under the DGCL and the NRS as promptly as possible. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Merger Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of Parent or Subsidiary, the officers of such corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such lawful and necessary action.

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                                  ARTICLE III.

                        TERMINATION, AMENDMENT AND WAIVER

                  3.1 Termination. Subject to applicable law, this Merger Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval of this Merger Agreement by the stockholders of any of the parties hereto, by the boards of directors of each of the parties hereto.

                  3.2 Amendment. Subject to applicable law, this Merger Agreement may be amended at any time prior to the Effective Time by the boards of directors of the parties hereto; provided that after the adoption of this Merger Agreement by the stockholders of any constituent corporation no amendment shall be made which by law requires the further approval of such stockholders without such further approval; and provided further that no amendment shall be made except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

                  3.3 Extension; Waiver. At any time prior to the Closing Date, any party hereto which is entitled to the benefits hereof may (a) extend the time for the performance of any of the obligations or other acts of any of the other parties hereto or (b) waive compliance with any of the agreements of any of the other parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid if set forth in an instrument in writing signed and delivered on behalf of such party.

                                   ARTICLE IV.

                                OTHER PROVISIONS

                  4.1 Successors and Assigns. This Merger Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  4.2 No Benefit to Others. The covenants and agreements contained in this Merger Agreement are for the sole benefit of the parties hereto and their respective successors and permitted assigns and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

                  4.3 Severability. The provisions of this Merger Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Merger Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Merger Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such

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invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof in any other jurisdiction.

                  4.4 Governing Law. This Merger Agreement will be governed by and construed in accordance with the law of the State of Delaware.

                  4.5 Counterparts. This Merger Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  4.6 Interpretation. Article titles and headings to sections are inserted for convenience of reference only and are not intended to be a part or to affect the meaning or interpretation hereof. As used herein, "include" is deemed to be followed by "without limitation" whether or not it is in fact followed by such words or words of like import; "writing", "written" and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; references to a person are also to its successors and permitted assigns; "hereof", "herein", "hereunder" and comparable terms refer to the entirety hereof and not to any particular article, section or other subdivision hereof; references to any gender include references to other genders and references to the singular include references to the plural and vice versa; references to this Merger Agreement or other documents are as amended or supplemented from time to time; references to "Article", "Section" or another subdivision are to an article, section or subdivision hereof.

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                  IN WITNESS WHEREOF, the parties hereto have caused this Merger
Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                           FORTIS, INC.,
                                           a Nevada corporation

                                           By: /s/ J. Kerry Clayton
                                               ________________________________
                                               Name:  J. Kerry Clayton
                                               Title: President and CEO

                                           ASSURANT, INC.,
                                           a Delaware corporation

                                           By: /s/ J. Kerry Clayton
                                               ________________________________
                                               Name:  J. Kerry Clayton
                                               Title: President and CEO